UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

SOLECTRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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This communication was delivered to certain Solectron customers on June 8, 2007.
Customer FAQs
Flextronics acquisition of Solectron
Question: What is the site rationalization plan?
Question: What does this mean for the sites we are currently doing business with?
Answer: The integration team driving this merger will shortly begin the process of evaluating how the various sites fit into the business needs of the combined company. No final decisions regarding sites will be made until after the deal closes, which should occur sometime before the end of the calendar year. Today, there is limited vertical market and geographic overlap which will help to mitigate the need for restructuring. We are also in the process of completing our previously announced restructuring program. In many cases, we need more capacity, not less capacity. The management team of both companies is working together to make decisions regarding this matter, and we will continue communicating our plans as they evolve in the weeks and months ahead.
Question: We will soon be in the midst of a transfer how will this impact us?
Answer: The impact to our customers will be minimal. We will continue to handle the transfers with the same level of professionalism and attention to detail we have been known for.
Question: As a customer I’m not sure what the end state is going to look like hence we are hesitant to move forward? Recommendations?
Answer: We can share with you our vision and expectations. We will be a larger, more competitive company and better positioned to deliver optimized supply chain solutions that fulfill customers’ increasingly complex requirements.
By joining forces, we expect the increased scale will enable us to further extend our market segment reach, realize significant cost savings, and better serve the needs of our combined customers, employees and shareholders. Solectron’s strength in the high end computing and telecom segments, leadership in the industrial/kiosk space as well as aftermarket service offerings will be an invaluable addition to Flextronics’ existing capabilities. The breadth and depth of the combined company significantly leverages our vertical integration opportunity while taking significant costs out of the combined company’s infrastructure. The
Customer FAQs — Version 1.5

combined company is clearly more diversified and will provide even more value to our customers.
Question: Will Flex place the same value on Lean-Six Sigma that Solectron does today?
Answer: Flextronics is on a Lean journey as is Solectron, and they have a definite focus on Lean manufacturing. Flextronics is excited about how Solectron has embraced Lean Six Sigma into its culture and obtained enhanced operational efficiency as a result. They are eager to make this a joint commitment while leveraging our knowledge, skills and experience and best practices.
Question: We do not see Flex as being very strong in our market segment, how can we be sure that they will continue to focus on this segment in the future? And
Question: Will I be considered a strategic customer after the merger?
Answer: The two companies complement each other. Solectron is known for its expertise in complex manufacturing and BTO/CTO and a leader in after market services. This was one of the reasons that drove Flextronics to acquire Solectron. For the combined company to succeed, we will have to show focus and commitment to all the market segments we will be engaged in. You can be assured of a strong focus in your market segment and treated as a strategic customer.
Question: Today we have excellent relationships with SLR at the executive level and they are easily reachable, will we have the same level of access in the future?
Answer: The Flextronics business model is built on vertical integration. Each market segment has its own fully developed infrastructure from top to bottom. It is our expectation that executives in the new company assigned to the market segment you belong to, will build extremely strong relationships with all key customers in that segment. You should feel confident that your level of access to key decision makers in the new combined company would match your access to Solectron executives today.
Question: What price reductions will I get for this?
Customer FAQs — Version 1.5

Answer: The combined buying power of the new company, along with localized supply bases will allow us to be as competitive or better than any other EMS in the market.
Question: Should we bother renewing or renegotiating our contract with SLR?
Answer: We would recommend you continue to do business as you would had this merger not occurred. All Solectron contracts will continue to be honored by the new combined company. In addition, Solectron will be run as a subsidiary of Flextronics. So there will be no legal need for you to renew or renegotiate your contract because of this transaction.
Question: We see Flex as a potential competitor, why should we proceed now with SLR?
Answer: Flextronics is both an EMS provider and an ODM. The design resources and capabilities of the combined company will allow us to offer a broader range of value-added design services for OEM customers, ranging from full product design, based on customer IP to full product design based on Flextronics IP. In cases where you see Flextronics as a potential competitor because of this dichotomy, please be assured that any customer-identified IP will be treated with the utmost confidentiality and be insulated from IP that is own and developed by Flex. As an EMS provider for 3 decades, Flex has often built products for leading competitors in telecom, networking, computing and storage markets and have never had and issue with IP contamination. They have processes that allow a robust firewall to ensure complete IP protection.
Question: We are not doing business today with Flex will my current account team move to Flex?
Answer: The integration team will be evaluating and making recommendations on the composition of various account teams. As soon as we have more information, we will update you.
Question: The customer has a dual sourcing policy and today SLR and FLEX are the two EMS partners. What is Solectron’s position regarding this?
Answer: In order to have access to benefits that come with our scope and scale, we urge you to rethink your sourcing philosophy to allow you to take advantage of this unique opportunity. The EMS/ODM industry is ripe for consolidation and this step was long overdue. Globalization is a force
Customer FAQs — Version 1.5

that is here to stay. It may be time for OEMs to revisit the premise of their sourcing philosophy and join us as we boldly move to the fore of the outsourcing phenomenon.
It is possible some customers will feel the need to dilute their relationship with us to meet their sourcing philosophy needs. However, we believe our combined capabilities and scale will open far more doors than it will close, and give us a chance to serve more customers in new and expanded ways. We hope you will give us the opportunity to prove ourselves to you.
Question: We are in the Defense and Aerospace market segment. Due to the nature of our customers and their products, we have to abide by government regulations about country of ownership, ITARs, and DDTC registration. Flextronics is incorporated in Singapore. What is your ability to handle business in my market segment?
Answer: When the deal is complete, the integration team will be able to address this question more comprehensively. However, there are options available to companies incorporated outside the US, to secure and handle business within the Defense Market Segment. It is conceivable that Solectron will be set up as a US subsidiary of Flextronics International. Another option available is setting up a Defense Business unit with US incorporation and/or DDTC registration(Directorate of Defense Trade Controls, US State Department). All of these options will facilitate access to the US defense market. BAE Systems is an example of a company incorporated in the UK that is actively involved in the US market through its American subsidiary. As the merger proceeds and more details become available, we will share with you. We are committed to this market segment and will take the necessary steps to ensure that we are able to expand and grow business in it now and in the future.
Customer FAQs — Version 1.5

Safe Harbor Statement
     This communication contains forward-looking statements within the meaning of federal securities laws relating to both Flextronics and Solectron. These forward-looking statements include statements related to the expected timing for closing of the acquisition of Solectron by Flextronics, the expected synergies and benefits to the combined company and its customers from the acquisition, the impact of the acquisition on Flextronics’s earnings per share, the ability of Flextronics to successfully integrate the businesses of the combined company, projected revenue and earnings and related growth and other statements regarding the anticipated future performance of the combined company and the industry in which it operates. These forward-looking statements are based on current assumptions and expectations and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. These risks include the possibility that the acquisition may not be completed as planned or at all, difficulties or delays in obtaining regulatory or shareholder approvals for the proposed transaction, the possibility that the revenues, cost savings, growth prospects and any other synergies expected from the proposed transaction may not be fully realized or may take longer to realize than expected, that growth in the EMS business may not occur as expected or at all, the dependence of the combined company on industries that continually produce technologically advanced products with short life cycles, the ability of the combined company to respond to changes and fluctuations in demand for customers’ products and the short-term nature of customers’ commitments, and the other risks affecting Flextronics, Solectron and the combined company as described in the section entitled “Risk Factors” in the joint proxy statement/prospectus to be provided to Flextronics’s and Solectron’s shareholders as well as those described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in their quarterly and annual reports and other filings made by Flextronics and by Solectron with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release are based on current expectations and neither Flextronics nor Solectron assumes any obligation to update these forward-looking statements, except as required by law. Investors are cautioned not to place undue reliance on these forward-looking statements.
Additional Information and Where to Find it:
     In connection with the Merger, Flextronics intends to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will contain a Joint Proxy Statement/Prospectus. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they become available because they will contain important information about Flextronics, Solectron and the proposed merger. The Joint Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents filed with the SEC, may be obtained free of charge at the SEC’s web site www.sec.gov. In addition, investors and security holders may obtain a free copy of other documents filed by Flextronics or Solectron by directing a written request, as appropriate, to Solectron at 847 Gibraltar Drive, Milpitas, CA 95035, Attention: Investor Relations, or to Flextronics’s U.S. offices at 2090 Fortune Drive, San Jose, CA 95131, Attention: Investor Relations. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.
     This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
     Participants in the Solicitation:
Flextronics, Solectron and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus referred to above. Additional information regarding the directors and executive officers of Flextronics is also included in Flextronics’s proxy statement (Form DEF 14A) for the 2006 annual general meeting of Flextronics shareholders, which was filed with the SEC on July 31, 2006. This document is available free of charge at the SEC’s website (www.sec.gov) and by contacting Flextronics Investor Relations at Flextronicsinvestorrelations@flextronics.com. Additional information regarding the directors and executive officers of Solectron is also included in Solectron’s proxy statement (Form DEF 14A) for the 2007 annual stockholders meeting of Solectron, which was filed with the SEC on December 4, 2006. This document is available free of charge at the SEC’s website (www.sec.gov) and by contacting Solectron at 847 Gibraltar Drive, Milpitas, CA 95035, Attention: Investor Relations.